FOR IMMEDIATE RELEASE

FCC Grants TerreStar Spectrum Reservation

License Allows TerreStar to Operate Next
Generation Telecommunications Network in US

Reston, VA, May 15, 2007 — On Thursday, May 10th, the Federal Communications Commission (FCC) granted TerreStar Networks Inc. (TerreStar), a majority owned subsidiary of Motient Corporation (MNCP), a reservation of 20MHz of spectrum in the 2GHz frequency band. TerreStar will use this spectrum in its North American 4G integrated mobile satellite and terrestrial communications network that will provide universal access and tailored applications throughout North America over conventional wireless devices.

This spectrum reservation was originally granted to TMI Communications and Company, Limited Partnership (TMI), a partner of TerreStar in 2001. TMI, a Canadian company, is a wholly owned subsidiary of BCE, Inc., a publicly traded Canadian corporation. Industry Canada issued TMI an approval-in-principle for a 2 GHz MSS system in May 2002. On April 27, 2007, Industry Canada approved the assignment of the approval-in-principal to TerreStar Canada providing TerreStar Canada access to 20 MHz of 2GHz spectrum in Canada. On May 10, the FCC revised the U.S. spectrum reservation in the name of TerreStar giving TerreStar network spectrum in both the United States and Canada to operate its next generation communications network.

In approving the revision, the FCC noted that TerreStar has made substantial progress in satellite construction and system implementation for its planned build out of North America’s first 4G integrated mobile satellite and terrestrial communications network. The FCC also found that granting the transfer of the spectrum reservation to TerreStar was in the public interest.

“FCC spectrum approval is a key milestone for TerreStar as we move forward with our “build, own and operate” strategy for creating North America’s first 4G integrated mobile satellite and terrestrial communications network and validates the tremendous progress we have made to date.” said Robert H. Brumley, President and CEO of TerreStar Networks, Inc. “We are grateful to the FCC for the committed effort in reviewing and approving this revision, and for its recognition of the progress TerreStar has made in the development of our network and the benefit to public interest our communications network will provide.”

The FCC’s action allows TerreStar to continue the build out of its next generation communications network that will provide universal access and tailored applications for homeland defense and public safety communities, wireless and wireline carriers, rural and under-served communities and multiple enterprise verticals over conventional wireless devices.

About TerreStar Networks Inc.

TerreStar (www.terrestar.com ), a subsidiary of Motient Corporation, plans to build, own and operate North America's first 4G integrated mobile satellite and terrestrial communications network that will provide universal access and tailored applications throughout North America over conventional wireless devices. TerreStar expects to be the first to offer customer-designed products and applications over a fully optimized 4G IP network.

About Motient Corporation

Motient is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd., and a shareholder of SkyTerra Communications and Mobile Satellite Ventures LP. For additional information on Motient, please visit the company's website at www.motient.com.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of Motient, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. Motient assumes no obligation to update or supplement such forward-looking statements.

For more information: TerreStar Media Relations Andrew Krejci TerreStar Networks Inc. 703.483.7856 andrew.krejci@terrestar.com